EXHIBIT 10.35

PORTIONS OF THIS EXHIBIT MARKED BY [**] HAVE BEEN OMITTED PURSUANT TO RULE 601(B)(10) OF REGULATION S-K. THE OMITTED INFORMATION IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT NO. 2 TO MANUFACTURING AND SUPPLY AGREEMENT

This AMENDMENT NO. 2 (the “Amendment”) to the MANUFACTURING AND SUPPLY AGREEMENT by and between Pacira Limited, a company incorporated in England and Wales having its registered office at Wessex House, Marlow Road, Bourne End, Buckinghamshire, SL8 5SP (“Pacira”), and Patheon UK Limited, a company incorporated in England and Wales having its principal place of business at Kingfisher Drive, Covingham, Swindon, SN35BZ, United Kingdom (“Patheon”), dated as of October 31, 2024 (the “Amendment Effective Date”), is made by and between Pacira and Patheon. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings set forth in the MANUFACTURING AND SUPPLY AGREEMENT by and between Pacira and Patheon, dated as of April 4, 2014, as amended (the “Agreement” or “MSA”).
RECITALS
A.The Parties wish to amend the Agreement for commercial manufacture of [**] in the manner set forth in this Amendment.
B.Section 10.7 of the Agreement states that the Agreement may be amended or modified by a writing signed by both Parties.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendment. The Agreement shall be amended such that a new Annex 1 shall be added to the Agreement for the Manufacturing Services of the Product for the [**] as attached hereto. Annex 1 shall be deemed as part of Schedule 2.1(a) for the purpose of the Agreement and any references to Schedule 2.1(a) in the Agreement shall also include this Annex 1.
2.Effectiveness of Amendments. The amendments to the provision of the Agreement set forth herein shall be effective as of the Amendment Effective Date.
3.Full Force and Effect. Except as otherwise amended hereby, the terms and provisions of the Agreement shall remain in full force and effect and any conflict between the terms of the Agreement and this Amendment shall be construed in favor of this Amendment.
4.Counterparts. This Amendment may be executed in several counterparts and all so executed shall constitute one and the same instrument, binding upon all of the parties hereto, notwithstanding that all parties are not signatory to the original or the same counterpart. Facsimile or PDF transmission of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart, and such signatures shall be deemed original signatures for purposes of the enforcement and construction of this Amendment.
5.Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of New York.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Manufacturing and Supply Agreement as of the Amendment Effective Date.

PATHEON UK LIMITED		PACIRA LIMITED

By:	/s/ M. NEWTON	By:	/s/ ANTHONY MOLLOY

Name:	M. Newton	Name:	Anthony Molloy

Title:	Director	Title:	General Counsel